Exhibit 99.1

Contacts:	Daniel J. Santaniello	Santo A. Insalaco
	President and CEO	Chairman of the Board
	Fidelity D & D Bancorp, Inc.	Landmark Bancorp, Inc.
	570-504-8035	570-602-4522

FOR IMMEDIATE RELEASE

FIDELITY D & d BANCORP, iNC. to Acquire Landmark Bancorp, Inc.

DUNMORE, PA, February 26, 2021 – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) (“Fidelity”), the parent bank holding company of The Fidelity Deposit and Discount Bank (“Fidelity Bank”), a Pennsylvania state-chartered, FDIC insured bank and trust company headquartered in Dunmore, PA, announced today the execution of a definitive agreement whereby Landmark Bancorp, Inc. (OTCPink: LDKB) (“Landmark”) will be merged with and into a Fidelity acquisition subsidiary and, as soon as possible thereafter, Landmark Community Bank, Landmark’s wholly-owned subsidiary bank, will merge with and into Fidelity Bank. One director from Landmark will join the boards of Fidelity and Fidelity Bank, respectively.

Daniel J. Santaniello, Fidelity President and Chief Executive Officer, stated, “We are excited to welcome Landmark’s clients, shareholders, and bankers to the Fidelity family. Since its founding, Landmark has demonstrated methodical growth and developed a solid reputation in the community. The addition of Landmark provides continued momentum in the execution on our strategic plan and reinforces our position of strength in the local market. We believe that Landmark clients will benefit from the Fidelity Bank relationship banking model focusing on providing

Fidelity D & D Bancorp, Inc.

Press Release – Fidelity D & D Bancorp, Inc. to Acquire Landmark Bancorp, Inc.

February 17,  2021

trusted financial advice that will enhance the product and service offerings to our combined customers.”

Based on the financial results as of December 31, 2020, the combined company would have pro forma total assets of approximately $2.05 billion, total deposits of approximately $1.8 billion, and loans of approximately $1.4 billion.

Once the merger is complete, Fidelity will have 25 retail community banking offices in Northeast and Eastern Pennsylvania, offering a complete range of consumer and business products, including wealth management.  Its Customer Care Center is open 7 days a week for the convenience of its clients.  Additionally, Fidelity Bank offers the ability for its clients to apply for consumer deposits, real estate loans, and personal loans through its robust online application processes.

Landmark shareholders will receive 0.272 shares of Fidelity common stock and $3.26 in cash for each share of Landmark common stock that they own as of the closing date.

Based on Fidelity’s 10-day average closing price at February 25, 2021 of $55.00, the transaction is valued at $43.4 million or $18.22 per share. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

As of December 31, 2020, Landmark had total assets of $354 million, total deposits of $287 million and total loans of $280 million. Speaking on behalf of Landmark, Santo A. Insalaco, Chairman of the Board, said, “Partnering with Fidelity reflects our long-term commitment to the local community and our customers. We believe our customers will benefit from the trusted, well-respected and experienced community bankers at Fidelity, and we look forward to working together.”

Fidelity D & D Bancorp, Inc.

Press Release – Fidelity D & D Bancorp, Inc. to Acquire Landmark Bancorp, Inc.

February 17,  2021

The transaction has been unanimously approved by the boards of directors of both companies. It is subject to Landmark shareholder approval, regulatory approvals and other customary closing conditions. Currently, the transaction is expected to close early in the third quarter of 2021.

Bybel Rutledge LLP is serving as legal counsel, Commonwealth Advisors, Inc. is serving as financial advisor and Janney Montgomery Scott LLC is providing a fairness opinion to Fidelity D & D Bancorp, Inc. Pillar Aught LLC is serving as legal counsel and PNC FIG Advisory, part of PNC Capital Markets, LLC is serving as financial advisor to Landmark Bancorp, Inc.

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About Fidelity D & D Bancorp, Inc.

Fidelity D & D Bancorp, Inc. and its wholly owned subsidiary, The Fidelity Deposit and Discount Bank have built a strong history as trusted financial advisors to the clients served by Fidelity Bank, which has built a strong history as a locally owned and operated community bank. Serving the individuals, families, and businesses for over 118 years within Lackawanna and Luzerne Counties and the Lehigh Valley, there are 20 branch offices along with Fidelity Bank Wealth Management offices in Schuylkill County. A full-service, 24-hour, 7 day a week Customer Care Center serves as a virtual branch, accepting and assisting those clients who prefer to open accounts and transact business via telephone, chat or online. Additionally, Fidelity Bank offers full-service Trust & Investment Departments, a Mortgage Center, and an array of personal and business banking products and services.

Fidelity Bank has been recognized nationally for its sound financial performance, and superior customer experience. It has been identified as one of the Top 200 Community Banks in the country by American Banker for six years in a row, and Forbes ranked it one of the Best In-State Banks for the past two years. The company has been the #1 mortgage lender in the Lackawanna County market for over 8 years. Fidelity Bank is passionate about success and committed to building strong relationships through superior service. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

About Landmark Bancorp, Inc.

Landmark Bancorp, Inc. is a one-bank holding company organized under the laws of the Commonwealth of Pennsylvania and is headquartered in Pittston, PA. Its wholly-owned subsidiary, Landmark Community Bank, is an independent community bank chartered under the

Fidelity D & D Bancorp, Inc.

Press Release – Fidelity D & D Bancorp, Inc. to Acquire Landmark Bancorp, Inc.

February 17,  2021

laws of the Commonwealth of Pennsylvania. Landmark Community Bank conducts full-service commercial banking services through five bank centers located in Luzerne and Lackawanna Counties, PA.

Caution Regarding Forward-Looking Statements

The information presented herein contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between Fidelity and Landmark, (ii) Fidelity’s and Landmark’s plans, obligations, expectations and intentions, and (iii) other statements presented herein that are not historical facts. Words such as “anticipates”, “believes”, “intends”, “should”, “expects”, “will” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of Fidelity and Landmark as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and, the other factors detailed in Fidelity’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings with the SEC. Fidelity and Landmark assume no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date hereof.

No Offer or Solicitation

The information presented herein does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Fidelity D & D Bancorp, Inc.

Press Release – Fidelity D & D Bancorp, Inc. to Acquire Landmark Bancorp, Inc.

February 17,  2021

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Fidelity will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 with respect to the offering of Fidelity common stock as the merger consideration under the Securities Act of 1933, as amended, which will include a proxy statement of Landmark and a prospectus of Fidelity. A definitive proxy statement/prospectus will be sent to the shareholders of Landmark seeking the required shareholder approval. Before making any voting or investment decision, investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about Fidelity, Landmark, and the merger.

Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors and security holders may also obtain free copies of these documents by directing a request by telephone or mail to Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, PA 18512; 570-342-8281, or by directing a request by telephone or mail to Landmark Bancorp, Inc., 2 South Main Street, Pittston, PA 18640; 570-602-4522.

Landmark and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Landmark in connection with the merger. Information about the directors and executive officers of Landmark and their ownership of Landmark common stock may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available.